Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                    May 29, 2003
                    Thomas S. Irwin (954) 987-4000 ext. 7560
                    Victor H. Mendelson (305) 374-1745 ext. 7590

                HEICO CORPORATION REPORTS SECOND QUARTER RESULTS

HOLLYWOOD, FL, and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI and HEI.A), today reported net income of $2,608,000, or 12 cents per share, for the second quarter of fiscal 2003 on sales of $41,591,000. For the second quarter of fiscal 2002, net income was $3,970,000, or 18 cents per share, on sales of $43,001,000. Net income in the second quarter of fiscal 2002 included $765,000, or 3 cents per share, from the after tax gain on the sale of a product line.

For the first six months of fiscal 2003, net income totaled $5,442,000, or 25 cents per share, on sales of $83,379,000. Net income for the first half of fiscal 2002 was $6,798,000, or 30 cents per share, including the $765,000, or 3 cents per share, after tax gain on the sale of the product line, on sales of $84,013,000.

Cash flow from operating activities totaled $13.5 million for the first six months of fiscal 2003, up $3.2 million from the first half of fiscal 2002, and equaled approximately 250% of the Company's net income in the first half of fiscal 2003.

Operating income was $4,931,000 in the second quarter of fiscal 2003 versus $6,003,000 in the second quarter of fiscal 2002. For the first six months of fiscal 2003, operating income totaled $10,460,000 versus $11,765,000 in the first half of fiscal 2002. Operating income in the second quarter and the first six months of fiscal 2003 reflects lower sales and earnings within the Company's Electronic Technologies Group (ETG), partially offset by increased sales and earnings within the Company's Flight Support Group (FSG) and lower corporate expenses.

Sales within the FSG increased 3% to $30,376,000 in the second quarter of fiscal 2003 from $29,538,000 in the second quarter of fiscal 2002 reflecting increased revenues related to sales of new products and services. For the first six months of fiscal 2003, FSG sales increased 6% to $62,262,000 from $58,592,000 in the first six months of fiscal 2002, which is also primarily attributable to new products and services.

Operating income of the FSG in the second quarter of fiscal 2003 increased 8% to $4,162,000 from $3,840,000 in the second quarter of fiscal 2002 and increased 18% to $9,539,000 in the first six months of fiscal 2003 from $8,106,000 in the first six months of fiscal 2002. These increases primarily reflect higher sales and lower new product development expenses.

                                     -more-

Sales and operating income within the ETG were $11,288,000 and $1,904,000, respectively, in the second quarter of fiscal 2003 versus $13,630,000 and $3,431,000, respectively, in the second quarter of fiscal 2002. For the first six months of fiscal 2003, sales and operating income within the ETG were $21,288,000 and $2,672,000, respectively, versus $25,764,000 and $6,091,000 in the first six months of fiscal 2002. These decreases primarily resulted from lower foreign military sales, delays in shipments resulting from production delays in certain products as well as some delays pursuant to customer requirements.

ETG sales and operating income for the second quarter were up 13% and 148%, respectively, compared to the first quarter of fiscal 2003, reflecting delivery of some of the previously delayed products.

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are pleased to report improved earnings in our Flight Support Group, despite the continued weakness in the world economy and commercial aerospace industry, which has been further impacted by the military conflict in Iraq and the outbreak of SARS. The improved earnings in the Flight Support Group are a result of our new product development efforts and our strategic relationships with some of the world's major airlines. We believe that this increase validates HEICO's well-known strategy of constantly focusing on medium to long-term growth opportunities. In addition, we have continued to expand our services to the regional airlines through a small acquisition earlier this month.

"ETG sales for the first six months of 2003 were lower than the same period of 2002; however, sales and operating income for the second quarter of 2003 were up $1.3 million and $1.1 million, respectively, compared to the first quarter of 2003. This increase reflects the shipments of some of the products that were delayed in the first quarter, although the timing of certain foreign military sales remains uncertain.

"We are also pleased to note that our cash flow from operating activities remained strong in the first six months of fiscal 2003, allowing us to successfully replace our $120 million revolving credit facility earlier this month and to reduce outstanding borrowings on the facility by $8 million since our last fiscal year end and by $20 million over the past twelve months.

"Although we remain confident of our long-term opportunities for growth, we have revised our target fiscal 2003 earnings to a range of 50 to 55 cents per share on sales growth of 1% to 2% over our fiscal 2002 sales due to the current uncertainty in the commercial aviation industry. Despite challenges in the aviation industry, HEICO remains committed to growth through its new product development programs. Our new parts and repair services continue to lower the operating costs of our worldwide customers, and have become integral to their cost reduction and survival strategies. Further, our partnerships with Lufthansa, American Airlines, United Airlines, Delta Air Lines, and Air Canada give us a committed customer base on which we can plan our growth and unit volumes."

                                     -more-

As previously announced, HEICO will hold a conference call on Friday, May 30, 2003 at 8:30 a.m. Eastern time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial:
U.S./Canada/International/Local 302-709-8328, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID 559031. A digital replay will be available one hour after the completion of the conference, for 24 hours. To access, dial: U.S./Canada/International/Local 402-220-2946 and enter Passcode/Conference ID 559031#.

HEICO Corporation is engaged primarily in certain niche segments of the aerospace, defense and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense contractors and military agencies worldwide in addition to communications, electronics and medical equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

The stock symbols for HEICO's two classes of common stock on most web sites are HEI and HEI.A. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

Certain matters discussed in this press release include forward-looking statements which involve risks and uncertainties. HEICO's actual experience may differ materially from that discussed as a result of factors, including, but not limited to, the demand for commercial air travel, product specification costs and requirements, governmental and regulatory demands, competition on military programs, HEICO's ability to introduce new products, product pricing levels, airline fleet changes, customer credit risk, U.S. governmental export policies and restrictions, military program funding by U.S. and non-U.S. government agencies, HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, interest rates and economic conditions within and outside of the aerospace, defense and electronics industries. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Forms 10-K, Forms 10-Q and Forms 8-K.

                                     -more-

HEICO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

                                                         Three Months Ended April 30,
                                                         ----------------------------
                                                             2003            2002
                                                         ------------    ------------
Net sales                                                $ 41,591,000    $ 43,001,000
Cost of sales                                              27,690,000      27,642,000
Selling, general and administrative expenses                8,970,000       9,356,000
                                                         ------------    ------------
Operating income                                            4,931,000       6,003,000
Interest expense                                             (285,000)       (474,000)
Interest and other income                                       8,000          29,000
Gain on sale of product line                                       --       1,230,000
                                                         ------------    ------------
Income before income taxes and minority interests           4,654,000       6,788,000
Income tax expense                                          1,641,000       2,430,000
                                                         ------------    ------------
Income before minority interests                            3,013,000       4,358,000
Minority interests in consolidated subsidiaries               405,000         388,000
                                                         ------------    ------------
Net income                                               $  2,608,000    $  3,970,000
                                                         ============    ============

Net income per share:
  Basic                                                  $        .12    $        .19
  Diluted                                                $        .12    $        .18

Weighted average number of common shares
 outstanding:
  Basic                                                    21,018,308      20,886,951
  Diluted                                                  22,085,108      22,654,966

                                                         Three Months Ended April 30,
                                                         ----------------------------
                                                             2003         2002 /(1)/
                                                         ------------    ------------
Operating segment information: -
  Net sales:
    Flight Support Group                                 $ 30,376,000    $ 29,538,000
    Electronic Technologies Group                          11,288,000      13,630,000
    Intersegment sales                                        (73,000)       (167,000)
                                                         ------------    ------------
                                                         $ 41,591,000    $ 43,001,000
                                                         ============    ============
  Operating income:
    Flight Support Group                                 $  4,162,000    $  3,840,000
    Electronic Technologies Group                           1,904,000       3,431,000
    Other, primarily corporate                             (1,135,000)     (1,268,000)
                                                         ------------    ------------
                                                         $  4,931,000    $  6,003,000
                                                         ============    ============

(1) During the fiscal year ended October 31, 2002, one of the Company's subsidiaries formerly included in the Electronic Technologies Group was reclassified to the Flight Support Group. Prior period results have been retroactively restated to reflect the revised segment classification.

                                     -more-

HEICO CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (Unaudited)

                                                          Six Months Ended April 30,
                                                         ----------------------------
                                                             2003            2002
                                                         ------------    ------------
Net sales                                                $ 83,379,000    $ 84,013,000
Cost of sales                                              55,702,000      53,804,000
Selling, general and administrative expenses               17,217,000      18,444,000
                                                         ------------    ------------
Operating income                                           10,460,000      11,765,000
Interest expense                                             (630,000)     (1,262,000)
Interest and other income                                      89,000          92,000
Gain on sale of product line                                       --       1,230,000
                                                         ------------    ------------
Income before income taxes and minority interests           9,919,000      11,825,000
Income tax expense                                          3,498,000       4,200,000
                                                         ------------    ------------
Income before minority interests                            6,421,000       7,625,000
Minority interests in consolidated subsidiaries               979,000         827,000
                                                         ------------    ------------
Net income                                               $  5,442,000    $  6,798,000
                                                         ============    ============

Net income per share:
  Basic                                                  $        .26    $        .33
  Diluted                                                $        .25    $        .30

Weighted average number of common shares
 outstanding:
  Basic                                                    21,002,926      20,863,790
  Diluted                                                  22,165,480      22,596,372

                                                          Six Months Ended April 30,
                                                         ----------------------------
                                                             2003         2002 /(1)/
                                                         ------------    ------------
Operating segment information: -
  Net sales:
    Flight Support Group                                 $ 62,262,000    $ 58,592,000
    Electronic Technologies Group                          21,288,000      25,764,000
    Intersegment sales                                       (171,000)       (343,000)
                                                         ------------    ------------
                                                         $ 83,379,000    $ 84,013,000
                                                         ============    ============
  Operating income:
    Flight Support Group                                 $  9,539,000    $  8,106,000
    Electronic Technologies Group                           2,672,000       6,091,000
    Other, primarily corporate                             (1,751,000)     (2,432,000)
                                                         ------------    ------------
                                                         $ 10,460,000    $ 11,765,000
                                                         ============    ============

(1) During the fiscal year ended October 31, 2002, one of the Company's subsidiaries formerly included in the Electronic Technologies Group was reclassified to the Flight Support Group. Prior period results have been retroactively restated to reflect the revised segment classification.

                                     -more-

HEICO CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS (Unaudited)

                                                        April 30, 2003   October 31, 2002 /(1)/
                                                        --------------   ----------------------
Cash and cash equivalents                               $    7,662,000       $    4,539,000
Accounts receivable, net                                    25,162,000           28,407,000
Inventories                                                 54,342,000           54,514,000
Prepaid expenses and other current assets                   10,229,000           11,106,000
                                                        --------------   ---------------------
  Total current assets                                      97,395,000           98,566,000
Property, plant and equipment, net                          40,106,000           40,059,000
Goodwill and other intangible assets, net                  189,011,000          188,963,000
Other assets                                                 8,195,000            8,744,000
                                                        --------------   ---------------------
  Total assets                                          $  334,707,000       $  336,332,000
                                                        ==============   =====================
Current maturities of long-term debt                    $        2,000       $    6,756,000
Other current liabilities                                   20,794,000           22,575,000
                                                        --------------   ---------------------
  Total current liabilities                                 20,796,000           29,331,000
Long-term debt, net of current maturities                   47,980,000           49,230,000
Other non-current liabilities                               14,038,000           12,394,000
                                                        --------------   ---------------------
  Total liabilities                                         82,814,000           90,955,000
Minority interests in consolidated subsidiaries             39,444,000           38,313,000
Shareholders' equity                                       212,449,000          207,064,000
                                                        --------------   ---------------------
  Total liabilities and shareholders' equity            $  334,707,000       $  336,332,000
                                                        ==============   =====================

  (1) Certain amounts in the prior year's financial statements have been reclassified to conform to the current year presentation.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                     Six Months Ended April 30,
                                                                    ----------------------------
                                                                        2003            2002
                                                                    ------------    ------------
Cash flows from operating activities:
  Net income                                                        $  5,442,000    $  6,798,000
  Depreciation and amortization                                        2,429,000       2,181,000
  Gain on sale of product line                                                --      (1,230,000)
  Decrease in accounts receivable                                      3,245,000       5,720,000
  Decrease (increase) in inventories                                     172,000      (4,335,000)
  Increase (decrease) in income taxes payable                            988,000        (564,000)
  Other                                                                1,224,000       1,715,000
                                                                    ------------    ------------
    Net cash provided by operating activities                         13,500,000      10,285,000
                                                                    ------------    ------------
Cash flows from investing activities:
  Capital expenditures                                                (2,343,000)     (3,347,000)
  Acquisitions and related costs, net of cash acquired                   (83,000)     (4,844,000)
  Other                                                                  468,000         618,000
                                                                    ------------    ------------
    Net cash used in investing activities                             (1,958,000)     (7,573,000)
                                                                    ------------    ------------
Cash flows from financing activities:
  (Payments on) proceeds of long-term debt, net                       (8,004,000)        986,000
  Other                                                                 (415,000)       (215,000)
                                                                    ------------    ------------
    Net cash flows (used in) provided by financing activities         (8,419,000)        771,000
                                                                    ------------    ------------
Net increase in cash and cash equivalents                              3,123,000       3,483,000
Cash and cash equivalents at beginning of year                         4,539,000       4,333,000
                                                                    ------------    ------------
Cash and cash equivalents at end of period                          $  7,662,000    $  7,816,000
                                                                    ============    ============